UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)		May 28, 2013
MOKITA, INC.
(Exact name of registrant as specified in its charter)
Nevada	333-167275	46-0525378
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7695 SW 104th Street, Suite 210, Miami, Florida		33156
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code	(305) 663-7140
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

On May 28, 2013, we dismissed M&K CPAS, PLLC, the independent registered principal accountants of our company.  The decision to dismiss M&K CPAS, PLLC was recommended and approved by our board of directors, which acts as our audit committee.

During the company’s two most recent fiscal years or any subsequent interim period preceding the termination of M&K CPAS, PLLC, there were no disagreements with M&K CPAS, PLLC, which were not resolved on any matter concerning accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of M&K CPAS, PLLC, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. M&K CPAS, PLLC, as our principal independent accountant, did not provide an adverse opinion or disclaimer of opinion to our financial statements, nor modify its opinion as to uncertainty, audit scope or accounting principles, except that the reports of M&K CPAS, PLLC, for the fiscal years ended February 29, 2011 and 2012 contained explanatory paragraphs in which they indicated conditions which raised substantial doubt about our ability to continue as a going concern.  Further there were no other reportable events, as contemplated by Item 304(a)(1)(v) of Regulation S-K, during the two most recent fiscal years and the interim period up to the date of termination.

We provided M&K CPAS, PLLC, with a copy of this disclosure before its filing with the SEC. We requested that M&K CPAS, PLLC, provide us with a letter addressed to the SEC stating whether or not it agrees with the above statements. We will file a copy of this letter in an amendment to this Current Report on Form 8-K once it is received by us.

On May 28, 2013 our board of directors approved and authorized the engagement of Goldman Accounting Services CPA, PLLC as our independent public accountants.

Prior to engaging Goldman Accounting Services CPA, PLLC on May 28, 2013, Goldman Accounting Services CPA, PLLC did not provide our company with either written or oral advice that was an important factor considered by our company in reaching a decision to change our independent registered public accounting firm from M&K CPAS, PLLC, to Goldman Accounting Services CPA, PLLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOKITA, INC.
/s/ Irma N. Colón-Alonso
Irma N. Colón-Alonso
President and Director
Date: October 1, 2013